INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 10 to Registration Statement No. 33-53598 for North American Government Bond Fund, Inc. of our report dated April 27, 2000 appearing in the North American Government Bond, Inc.'s Annual Report for the year ended March 31, 2000 and to the reference to us under the headings "Independent Accountants" and "Financial Highlights" in the Statement of Additional Information which is part of this Registration Statement.


Deloitte & Touche LLP
Princeton, New Jersey
July 27, 2000